UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2013

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the 2013 Annual Meeting of Shareholders of Planar Systems, Inc. (the “Company”), which was held April 25, 2013, the Company’s shareholders acted upon the following matters: (i) the election of three directors, each for a three-year term; (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending September 27, 2013; (iii) an advisory vote on the Company’s executive compensation; and (iv) an advisory vote on the frequency of advisory votes on the Company’s executive compensation. Set forth below are the voting results for each of the proposals.

Item 1: Election of three directors:

Nominee	For	Withheld	Broker Non-votes
J. Michael Gullard*	10,091,549	2,012,411	7,958,255
Richard S. Hill**	11,911,097	192,863	7,958,255
Sam Khoury**	11,760,346	343,614	7,958,255

*	Continuing director
**	Newly-elected director

Item 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending September 27, 2013:

For	Against	Abstain	Broker Non-votes
19,688,109	290,733	83,373	0

Item 3: Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-votes
9,620,619	2,406,071	77,270	7,958,255

Item 4: Advisory vote on frequency of advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-votes
11,221,873	134,732	670,006	77,349	7,958,255

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 30, 2013.

PLANAR SYSTEMS, INC.
(Registrant)

By:	/s/ Stephen M. Going
Stephen M. Going, Senior Vice President, General Counsel and Secretary

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